UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

6D GLOBAL TECHNOLOGIES, INC.
(Formerly known as Cleantech Innovations, Inc.) (Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17 State Street, Suite 450 New York, NY		10004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 681-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BACKGROUND

On September 29, 2014, 6D Global Technologies, Inc. (stock symbol: “SIXD”, website: www.6DGlobal.com) (the “Company”), consummated a conversion into a Delaware corporation whereby the Company changed its name to 6D Global Technologies, Inc., increased the number of its authorized shares of capital stock from 28,985,507 to 160,000,000 shares, of which 150,000,000 shares were designated common stock, par value $0.00001 per share (the “Common Stock”) and 10,000,000 shares were designated preferred stock, par value $0.00001 per share (the “Preferred Stock”). Also, and as more fully described below, on September 29, 2014, the Company consummated an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Six Dimensions, Inc., a Nevada corporation formerly known as Initial Koncepts, Inc. (“Six Dimensions”), whereby the Company acquired all of the issued and outstanding capital stock of Six Dimensions in exchange for 38,664,871 shares of Common Stock, and, simultaneously therewith, the Company completed a private placement equity offering to accredited investors.  Pursuant to this private placement, the Company received $4,556,100 in gross proceeds and issued 2,201,015 shares of Common Stock to the purchasers thereunder.

The Company’s common stock will continue to list on the NASDAQ Stock Market under stock symbol “SIXD”.

Item 1.01                  Entry into a Material Definitive Agreement

Share Exchange

On September 29, 2014, 6D Global Technologies, Inc. consummated a share exchange (the “Exchange”) with Six Dimensions, Inc. pursuant to the Agreement and Plan of Share Exchange, dated as of June 13, 2013 between the Company, Six Dimensions and the shareholders of Six Dimensions (the “Exchange Agreement”). At the effective time of the Exchange, the following actions occurred:

•	The Company converted from a Nevada corporation to a Delaware corporation under the name 6D Global Technologies, Inc., as disclosed below.

•
The Company’s Articles of Incorporation were amended to change the Company’s authorized capital stock to 160,000,000 of which 150,000,000 shares are designated Common Stock par value $0.00001 and 10,000,000 shares are designated Preferred Stock, par value $0.00001.

•	All of the outstanding capital stock of Six Dimensions was exchanged for 38,664,871 newly issued shares of the Company’s Common Stock that were issued to Six Dimensions shareholders.

The foregoing description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 17, 2014 and is incorporated herein by reference.

Private Placement

On September 29, 2014, in connection with the Exchange, the Company completed a private placement equity offering (the “Private Placement”) to accredited investors (the “Purchasers”).  Pursuant to the Private Placement, the Company raised $4,556,100 in gross proceeds, of which $3,562,500 was placed by the Placement Agent (as hereinafter defined) and $993,600 was a direct offering by the Company, and issued 2,201,015 shares of Common Stock to the Purchasers thereunder.

In connection with the Private Placement, pursuant to a Placement Agency Agreement between the Company and Radnor Research & Trading Company, LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent commissions representing 10% of the gross proceeds paid by the Purchasers introduced to the Company solely by the Placement Agent, and stock warrants to purchase an aggregate of 15% of the number of shares of Common Stock sold in the Private Placement solely introduced by the Placement Agent (the “Compensation Warrants”), at an exercise price equal to $2.21 per share.

The Compensation Warrants will have “piggy-back” registration rights in connection with the registration by the Company of any shares of its Common Stock.  The Compensation Warrants will otherwise comply with FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the Compensation Warrants, neither the Compensation Warrants nor any warrant shares issued upon exercise of the Compensation Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the Private Placement.

Debt Conversion

On September 29, 2014, in connection with the Exchange, NYGG (Asia) Ltd. (“NYGG Asia”), the Company’s largest creditor, pursuant to a Debt Conversion Agreement (“Debt Conversion Agreement”), converted all of the Company’s indebtedness to NYGG Asia, in the aggregate approximate amount of $16,000,000, in exchange for the issuance of 35,149,883 shares of Common Stock to NYGG Asia and the cancellation of the Company’s indebtedness to NYGG Asia.  The Debt Conversion Agreement further provides that the Company may not, without NYGG Asia’s prior written consent, issue any additional equity or debt securities or incur any additional indebtedness (other than in the ordinary course of business) for thirteen (13) months following September 29, 2014.

The securities issued in the Private Placement and pursuant to the Debt Conversion Agreement are intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D and/or Regulation S promulgated thereunder because, among other things, (i) the transaction did not involve a public offering, (ii) the investors are accredited investors, (iii) the investors took the securities for investment and not resale and (iv) the Company took appropriate measures to restrict the transfer of the securities.

The foregoing description of the terms of the Debt Conversion Agreement is qualified in its entirety by reference to the provisions of the Debt Conversion Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Additional information about the Exchange, the Private Placement and the debt conversion was provided in the Company’s Schedule 14C Information Statement filed on September 4, 2014 (the “Information Statement”), and all such information is incorporated herein by reference.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The response to this item is included in Item 1.01 and is incorporated by reference into this Item 2.01.

Item 3.02                      Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01 and is incorporated by reference into this Item 3.02.

Item 3.03       Material Modification to Rights of Security Holders.

The response to this item is included in Items 1.01, 5.01 and 5.03 and is incorporated by reference into this Item 3.03.

Item 5.01                      Changes in Control of the Registrant

Pursuant to the Exchange, Six Dimensions shareholders own 38,664,871 shares or approximately 50% of the Company’s outstanding Common Stock. Accordingly, the Exchange represents a change in control of the Company, although the Exchange is not a “reverse merger”. Pursuant to the Private Placement, the Purchasers own 2,201,015 shares of the Company’s outstanding Common Stock. Pursuant to the Debt Conversion Agreement, NYGG Asia owns 35,149,883 shares of Common Stock, or approximately 46% of the Company’s outstanding Common Stock.

Post-Exchange Beneficial Ownership of the Company's Common Stock

The following table provides information regarding beneficial ownership of the Company’s Common Stock immediately after the Exchange, the Private Placement and the issuance of Common Stock to NYGG Asia pursuant to the Debt Conversion Agreement, by: (i) each person known to us who beneficially owns more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Inclusion of such shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder	Beneficial Ownership	Percent of Class (1)
NYGG (Asia) Ltd.(2)	35,629,883	46%
Tejune Kang (3)	23,250,561	30%
Terry McEwen		*%
Adam Hartung		*%
David Kaufman		*%
Anubhav Saxena		*%
All Directors and Executive Officers as a Group (5 persons)		30%

* Less than 1%.

(1)	Based on 77,066,989 shares of the Company’s issued and outstanding Common Stock, after giving effect to the cancellation of 2,569,483 shares of Common Stock as contemplated by the Exchange Agreement.

(2)
Includes 480,000 shares held by Early Bird Tech Limited, an affiliate of NYGG Asia, purchased through investing in the Private Placement as a direct offering by the Company, on the same terms as all other investors.

(3)
Includes 5,881,662 shares held by Kang Kapital, LLC, 5,881,662 shares held by Kang Family, LLC, and 11,487,237 shares held by TKO, LLC.  Mr. Kang holds voting and dispositive power over Kang Kapital, LLC, Kang Family, LLC and TKO, LLC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Exchange, the Board of Directors of the Company unanimously resolved (i) to accept the resignation of Mr. Terry McEwen as Chairman of the Board of Directors and Chief Executive Officer of the Company, (ii) to appoint Mr. Tejune Kang as Chairman of the Board of Directors, Chief Executive Officer and interim Chief Financial Officer of the Company and (iii)  to elect Mr. Adam Hartung, Mr. David Kaufman, Mr. Anubhav Saxena and to re-elect Mr. Terry McEwen to the Company’s Board of Directors.  The Company believes that each of Messrs. Hartung, Kaufman and Saxena will meet the independence requirements of the Marketplace Rules of the NASDAQ Stock Market (the “NASDAQ Rules”), and, therefore, a majority of the Company’s Board will be comprised of “independent directors” (as defined in Rule 5605(a)(2) of the NASDAQ Rules).

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Board has determined that all committee members and each of the respective committee Chairmen are independent under applicable NASDAQ and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominations Committee
Tejune Kang	—	—	—
Terry McEwen	—	—	—
Adam Hartung	Chairman	Member	Member
David Kaufman	Member	Member	Chairman
Anubhav Saxena	Member	Chairman	Member

Adam Hartung, 57, Independent Director.  Mr. Hartung has more than 20 years of practical experience in developing and implementing successful strategies to take advantage of emerging technologies and new business models. Since 2004, Mr. Hartung has been Chief Executive Officer and Managing Partner of Spark Partners, a strategy and transformation consultancy. In 2010, he became the founding CEO of Soparfilm Energy, a corporation that invests in oil and gas exploration. In addition, Mr. Hartung’s popularity as a writer and opinion leader continues to grow as he has been the No. 1 Leadership columnist for Forbes.com since 2009. Additionally, Mr. Hartung has written a quarterly column for CIO Magazine since 2010 and been a contributing editor for the International Journal of Innovation Science since its founding in 2008.  Mr. Hartung received his MBA from Harvard Business School with Distinction and continues to travel the globe leading risk management workshops and keynotes year round.  In addition to serving on the Board of Directors, Mr. Hartung will also serve as the Chairman of the Audit Committee and as a member of both the Nominating Committee and the Compensation Committee.

David S. Kaufman, 55, Independent Director.  Mr. Kaufman is currently an Executive Consultant and Partner at FIN Strategy Advisers, a firm focused on helping executives and organizations develop and implement strategies to leverage technology during periods of transition. With an emphasis on acquisitions, divestitures and turnarounds which are critical to success, Mr. Kaufman led the carve out of a private equity firm acquisition of a global medical device company from a large pharmaceutical business. From 2005 to 2013, Mr. Kaufman was Senior Vice President and Chief Information Officer at ARAMARK Corporation, a leader in professional services, providing food services, facilities management, and uniform and career apparel, with 250,000 employees serving clients in 22 countries.  In this role Mr. Kaufman oversaw information systems for the company's $14B global food, facilities and support services lines of business, and directed systems and infrastructure planning and development. Prior thereto and from 1997 to 2005, Mr. Kaufman was the Vice President, Global Supply Chain and Quality Information Technology of Schering-Plough, where he led worldwide manufacturing, quality control, and global medical call center areas for the $8B pharmaceutical and healthcare businesses.  Earlier, Mr. Kaufman had a 17-year career with PEPSICO, INC., holding progressively responsible management domestic and international positions. Mr. Kaufman has served as member of several advisory boards including the: Oracle CIO Advisory Board, Sprint CIO Advisory Board, Temple Fox School of Business MIS Advisory Board and Villanova School of Business MIS Advisory Board. Mr. Kaufman received his Bachelor’s Degree in Computer Science from New York University.  In addition to serving as Chairman of the Nominating Committee, Mr. Kaufman will also serve on the Audit Committee and the Compensation Committee.

Anubhav Saxena, 41, Independent Director.  Mr. Saxena has two decades of experience working with major information technology service providers. Since November 2013, Mr. Saxena has served as President of the Global Managed Services division of Information Services Group (ISG), a NASDAQ‐listed company (symbol: III), one of the company’s fastest‐growing business units and a major contributor to its revenue and long‐term strategic success. Mr. Saxena also manages the Global Research and Data Services business.  Before joining ISG and from 2002 to 2013, Mr. Saxena held a series of senior executive positions with HCL Technologies, a multibillion dollar company that is among the fastest‐growing IT products and services companies in the world.  Most recently he was responsible for business development, OEM alliances, and all horizontal and vertical service offerings worldwide, after earlier leading HCL’s IT Infrastructure and ITO Services businesses through a period of rapid growth and expansion.  While at HCL, he was a pioneer in developing the company’s Saas/Cloud Computing services. Prior thereto and from 1995 to 2002, Mr. Saxena worked with Wipro Ltd., a leading global information technology, consulting and outsourcing company, where he oversaw the Enterprise Products, Solutions and Services division for the Indian subcontinent. A founding member of the G2000 IT Client Executive Councils, Mr. Saxena has been a presenter at the World Economic Forum and a recipient of a number of CXO awards.  He earned a Bachelor of Engineering (Electronics) degree from the University of Pune, India.  In addition to serving on the Board of Directors, Mr. Saxena will also serve as Chairman of the Compensation Committee and a member of both the Audit Committee and Nominating Committee.

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of September 29, 2014, the Company changed its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion, dated September 29, 2014 (the “Plan of Conversion”). The Reincorporation was accomplished by the filing of (a) Articles of Conversion with the Secretary of State of the State of Nevada (the “Nevada Articles of Conversion”), (b) a Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Certificate of Incorporation”), and (c) a Certificate of Conversion with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”).

As previously disclosed on the Company’s Information Statement, the Plan of Conversion was duly approved by Mr. Terry McEwen, formerly the sole member of the Company’s Board of Directors and who held proxies constituting approximately sixty-one percent (61%) of the outstanding voting capital stock of the Company prior to the closing of the Exchange.

Pursuant to the Plan of Conversion, upon the effectiveness of the Reincorporation:

•	the Company’s name changed from “CleanTech Innovations, Inc.” to “6D Global Technologies, Inc.”;

•
the authorized capital stock of the Company increased from 28,985,507 shares of common stock, $0.00001 par value per share, to 160,000,000 shares consisting of (a) 150,000,000 shares designated common stock, par value $0.00001 per share  and (b) 10,000,000 shares designated preferred stock, par value $0.00001 per share.

•
the affairs of the Company ceased to be governed by the Nevada Revised Statutes (“NRS”), the Company’s existing Articles of Incorporation and bylaws and became subject to the General Corporation Law of the State of Delaware (“DGCL”), the Delaware Certificate of Incorporation and new bylaws the Company adopted pursuant to the Plan of Conversion (the “Delaware Bylaws”); and

•	each outstanding share of the Nevada corporation’s common stock converted into one share of the Delaware corporation’s common stock.

The Company’s new name was declared effective by the Financial Industry Regulatory Authority (“FINRA”), for NASDAQ Capital Market trading purposes, on September 29, 2014. The name change is accompanied by a new trading symbol, “SIXD”, which was also approved by FINRA.  The Company has also been assigned a new CUSIP number --83002F100. No action is required by the Company’s shareholders.

Although the Delaware Certificate of Incorporation and the Delaware Bylaws contain many similar provisions to the Company’s prior Nevada Articles of Incorporation (the “Nevada Articles of Incorporation”) and Nevada bylaws (the “Nevada Bylaws”), they also include certain provisions that are different from the provisions contained in the Nevada Articles of Incorporation and Nevada Bylaws. The Information Statement briefly summarizes the significant differences between the NRS and the DGCL and is hereby incorporated by reference.

The foregoing descriptions of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, and the Delaware Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Conversion, the Nevada Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Reincorporation, the Company also adopted a new form of common stock certificate, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Plan of Conversion, dated September 29, 2014
3.1	Articles of Conversion, as filed with the Nevada Secretary of State on September 25, 2014
3.2	Certificate of Conversion, as filed with the Delaware Secretary of State on September 25, 2014
3.3	Certificate of Incorporation of 6D Global Technologies, Inc.
3.4	Bylaws of 6D Global Technologies, Inc.
4.1	Form of Common Stock Certificate of 6D Global Technologies, Inc.
10.1	Debt Conversion Agreement dated as of September 29, 2014 between 6D Global Technologies, Inc. and NYGG (Asia) Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: October 1, 2014	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer